Exhibit 10.24

CONSENT, WAIVER AND AMENDMENT NO. 2 TO LOAN AGREEMENT

THIS CONSENT, WAIVER AND AMENDMENT NO. 2 TO LOAN AGREEMENT (“Amendment”) is dated as of November 3, 2022 and is by and among BRIDGER SOLUTIONS INTERNATIONAL, LLC, a Montana limited liability company (“Borrower”) and ROCKY MOUNTAIN BANK, its successors and assigns (“Lender”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement referred to herein below

RECITALS

WHEREAS, Lender and Borrower have entered into certain financing arrangements pursuant to the Construction Loan Agreement dated September 30, 2019 by and among Borrower and Lender (as amended by that certain Waiver and Amendment No. 1 to Loan Agreement dated as of June 8, 2022 and as further amended, modified, supplemented, renewed, restated, or replaced, the “Loan Agreement”);

WHEREAS, Borrower has requested that the Lender agree to release certain Guarantors and replace certain other Guarantors and consider certain other amendments and consents;

WHEREAS, the Lender has agreed to the foregoing requests, in each case, on and subject to the terms and conditions container herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto herby agree as follows:

1.        Consent and Waiver of Existing Defaults. Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations and warranties set forth in Section 5 below, Lender hereby consents and agrees that the calculation of the Senior Leverage Ratio under Section 6.7 of the Loan Agreement for the four quarter periods ending June 30, 2022 and September 30, 2022 and for each four quarter period thereafter shall be calculated using the definition of EBITDA as amended pursuant to this Amendment. Lender hereby waives any Event of Default with respect to the calculation of the Senior Leverage Ratio under Section 6.7 of the Loan Agreement for the four quarter periods ending June 30, 2022 and September 30, 2022 using the definition of EBITDA as set forth in the Loan Agreement prior to this Amendment (the “Existing Defaults”). Lender’s waiver of the Existing Default shall not be deemed to be a waiver of any other existing or hereafter arising Default or Event of Default or any other deviation from the express terms of the Loan Agreement or any other Loan Document. The foregoing waiver is a limited waiver and, except as expressly set forth herein, shall not constitute (a) a waiver of any other term, provision or condition of the Loan Agreement or any other Loan Document, as applicable, or (b) a waiver, release or limitation upon the exercise by Lender of any of its rights, legal or equitable, thereunder.

2.        Amendments. In reliance upon the representations and warranties of the Borrower set forth herein and subject to the conditions to effectiveness set forth herein below, the Loan Agreement is hereby amended as follows:

a.        Section 1 of the Loan Agreement is hereby amended by amending and restating the following defined terms and replacing them in the entirety as follows:

“EBITDA” means, for the period in question, the sum of: (a) consolidated net income of BAGH during such period determined in accordance with GAAP plus (b) to the extent deducted in determining such consolidated net income, the sum of (i) interest expense paid by BAGH during such period, plus (ii) all federal, state, local and/or foreign income taxes actually paid by BAGH paid during such period, plus (iii) all depreciation and amortization expenses of BAGH during such period, plus (iv) non-recurring and/or unusual one time charges that are included in clause (vii) of the definition of Debt Service Coverage Ratio, plus (v) all charges and expenses that are included on Schedule 1 hereto.

b.        Section 1 of the Loan Agreement is hereby amended by adding the following new definition in the applicable alphabetical order as follows:

“Guarantor” means each of Bridger Aerospace Group, LLC, Bridger Aerospace Group Holdings, LLC (f/k/a Element Company Operations, LLC), and Bridger Element, LLC (f/k/a Element Company, LLC), together with their respective successors and assigns.

3.        Dissolution of Guarantor. The Borrower hereby certifies that Element Company Inc. has merged with and dissolved into Bridger Element, LLC and that Bridger Element, LLC is the sole surviving entity in connection with such merger and dissolution. Accordingly, by operation of law, the parties agree that Element Company Inc. is no longer in existence as a separate corporate entity and is therefore no longer a party to the Guaranty and all of the obligations of Element Company Inc. have been assumed by Bridger Element, LLC and are obligations of Bridger Element, LLC.

4.        Conditions. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

a.        This Amendment, duly executed by the Borrower.

b.        If the Borrower qualifies as a “legal entity customer” under the beneficial ownership regulations, the Borrower must deliver a Beneficial Ownership Certification.

c.        The Lender shall have received all fees and amounts due and payable by the Borrower on or prior to the date hereof, including the reasonable fees and expenses of counsel to the Lender payable pursuant the Loan Agreement to the extent requested by the Lender.

5.        Representations and Warranties, Etc.

a.        Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment: (a) all of the representations and warranties contained in the Loan Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except (i) for changes permitted by the terms of the Loan Agreement as amended by this Amendment and (ii) to the extent such representation or warranty relates to an earlier specified date, in which case such representation or warranty is reaffirmed as true and correct in all material respects as to such date and (b) there will exist no Default or Event of Default under the Loan Agreement as amended by this Amendment on such date which has not been cured or waived by the Lender.

b.        Authority, No Conflict, No Consent Required, Enforceability. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of the Amendment by proper corporate action, and neither the Amendment nor the agreements contained herein contravenes or constitutes a default under any indenture, agreement, instrument or other similar document to which Borrower is a party or a signatory or a provision of Borrower’s constituent documents or any other agreement or requirement of law, or results in the imposition of any lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Lender. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any person or entity, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except (a) for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Lender and (b) for those which the Borrower will make, obtain or provide upon the consummation of this Amendment and as to which the Borrower will promptly deliver certified copies of documents evidencing each such action to the Lender. The Borrower represents and warrants that the Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

c.        No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lender with respect to the obligations of the Borrower and the Guarantors under the Loan Agreement and the other Loan Documents.

d.        Affirmation of Loan Agreement, Further References, Affirmation of Security Interest. The Lender and the Borrower each acknowledge and affirm that the Loan Agreement, as amended hereby, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement and the other Loan Documents, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended hereby. The Borrower confirms to the Lender that the obligations of the Borrower and the Guarantors under the Loan Agreement and the other Loan Documents are and continue to be secured by the security interest granted by the Borrower in favor of the Lender under the Loan Documents and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower and the Guarantors under such documents and any and all other documents and agreements entered into with respect to the obligations under the Loan Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

6.        Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

7.        Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

8.        Successors. This Amendment shall be binding upon the Borrower, the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lender and their successors and assigns.

9.        Legal Expenses. As provided in the Loan Agreement, the Borrower agrees to reimburse the Lender for all reasonable out-of-pocket expenses (including filing and recording costs and fees, charges and disbursements of outside counsel to the Lender incurred from time to time) incurred in connection with the negotiation, preparation, enforcement and collection of this Amendment and all other documents negotiated and prepared in connection with this Amendment.

10.        Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

11.        Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement.

12.        Governing Law. THE AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF MONTANA.

13.        Acknowledgement and Release. IN ORDER TO INDUCE THE LENDER TO ENTER INTO THIS AMENDMENT, THE BORROWER: (A) REPRESENTS AND WARRANTS TO THE LENDER THAT NO EVENTS HAVE TAKEN PLACE AND NO CIRCUMSTANCES EXIST AT THE DATE HEREOF WHICH WOULD GIVE THE BORROWER THE RIGHT TO ASSERT A DEFENSE, OFFSET OR COUNTERCLAIM TO ANY CLAIM BY THE LENDER FOR PAYMENT OF THE OBLIGATIONS OF THE BORROWER OR ANY GUARANTOR UNDER ANY LOAN DOCUMENT TO WHICH THEY ARE A PARTY; AND (B) HEREBY RELEASES AND FOREVER DISCHARGES THE LENDER AND ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND PARTICIPANTS FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, PROCEEDINGS, DEBTS, SUMS OF MONEY, COVENANTS, CONTRACTS, CONTROVERSIES, CLAIMS AND DEMANDS, AT LAW OR IN EQUITY, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST THE LENDER OR ANY OF ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR PARTICIPANTS BY VIRTUE OF THEIR RELATIONSHIP TO THE BORROWER IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, THE LOAN DOCUMENTS AND TRANSACTIONS RELATED THERETO.

[Signature Pages Follow]

LENDER:

ROCKY MOUNTAIN BANK

By:

Name:	Dan Bettencourt

Its:	Commercial Team Lead SVP

BORROWER:

BRIDGER SOLUTIONS INTERNATIONAL, LLC, a Montana limited liability company

By:

Name:	Eric Gerratt

Its:	Chief Financial Officer

SCHEDULE 1

Loss on disposals

Offering costs

Business development spend

Gain/loss on extinguishment

One-time bonus

Maintenance Plus Program

Twin-Otter (cost savings for training)

SSLMP (Structural Life Management Program)

Lobbying

Legal with Blackstone

Other income (insurance money)

Executive recruiting